Exhibit 99.1

Xynomic Pharma Receives Important Accreditation from Independent Ethics Committees of Leading Chinese Cancer Hospitals

RALEIGH, N.C. and SHANGHAI, August 7, 2019 (GLOBE NEWSWIRE) — Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, stock ticker: XYNO), a clinical stage US-China oncology drug development company, announced that the Independent Ethics Committees at three leading Chinese cancer hospitals (Fujian Provincial Hospital, Tongji Medical College in Huazhong University of Science and Technology, and Qilu Hospital of Shandong University) have approved Xynomic’s application to conduct pivotal Phase 3 trial using Xynomic’s abexinostat, in combination with pazopanib, in patients with renal cell carcinoma.

Dr. Jun Guo, a professor and the medical director at Peking University Cancer Hospital & Institute, will be the leading principal investigator for this trial in China. According to Fudan University’s Hospital Management Institute, Peking University Cancer Hospital & Institute is one of the top 3 cancer specialty hospitals in China.

“High performing investigator sites are essential to a successful clinical trial. One of the most important decisions Xynomic makes when embarking on a new clinical trial is the choice of the principal investigators. We are very pleased to work with these sites that have world-class infrastructure to fulfill all the activities specified in the protocol. In addition, these sites routinely treat a large number of lymphoma patients, critical to our patient recruitment effort.” Mr. Y. Mark Xu, Chairman and CEO of Xynomic commented.

In addition, the Independent Ethics Committees at the Cancer Hospital Chinese Academy of Medical Sciences in Beijing and West China Hospital of Sichuan University have approved Xynomic’s application to conduct two pivotal Phase 2 trials, one to test abexinostat as a third-line mono therapy against diffuse large B-cell lymphoma (“DLBCL”) and the other as a third-line mono therapy against follicular lymphoma (“FL”). According to Chinese Medical Association’s Chinese Society of Hematology, DLBCL and FL are the most prevalent and second most prevalent non-Hodgkin’s lymphoma subtype, respectively, in China.

About Xynomic Pharmaceuticals Holdings, Inc.

Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s XP-102 (BI 882370) is a Phase 1 ready pan-RAF inhibitor.

Use of Forward-Looking Statements

This press release contains “forward-looking” statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in the filings that Xynomic makes with the SEC.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com

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